UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

KORN FERRY

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2019, the Board of Directors (the “Board”) of Korn Ferry (the “Company”) unanimously adopted and approved the Fourth Amended and Restated Korn Ferry 2008 Stock Incentive Plan (the “Fourth A&R 2008 Plan”), subject to stockholder approval, to, among other things, decrease the total number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for stock-based awards by 2,141,807 shares, eliminate the fungible share counting provision and implement a one-year minimum vesting requirement on all award types subject to certain limited exceptions. The Company’s stockholders approved the Fourth A&R 2008 Plan at the 2019 Annual Meeting of Stockholders held on October 3, 2019.

The foregoing description of the terms of the Fourth A&R 2008 Plan is qualified in its entirety by reference to the actual terms of the Fourth A&R 2008 Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders, stockholders of the Company (i) elected the eight nominees named in the Proxy Statement to serve as directors until the Company’s 2020 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, (ii) approved a non-binding advisory resolution approving the Company’s executive compensation, (iii) approved the Fourth A&R 2008 Plan, (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year, and (v) did not approve a stockholder’s proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings. To the extent applicable, set forth below are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each such matter.

(1)	Election of the eight nominees named in the Proxy Statement to serve on the Board of Directors until the 2020 Annual Meeting of Stockholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Doyle N. Beneby	48,428,013	717,180	54,605	2,768,223
Gary D. Burnison	49,072,394	98,111	29,293	2,768,223
Christina A. Gold	48,965,360	180,448	53,990	2,768,223
Len J. Lauer	49,108,351	37,033	54,414	2,768,223
Jerry P. Leamon	48,931,705	212,792	55,301	2,768,223
Angel R. Martinez	49,101,406	45,031	53,361	2,768,223
Debra J. Perry	48,305,480	862,212	32,106	2,768,223
Lori J. Robinson	49,135,883	8,598	55,317	2,768,223

(2)	Non-binding advisory resolution to approve the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
45,969,834	3,177,383	52,581	2,768,223

(3)	Approval of the Fourth A&R 2008 Plan.

For	Against	Abstain	Broker Non-Votes
47,610,054	1,534,190	55,554	2,768,223

(4)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2020 fiscal year.

For	Against	Abstain	Broker Non-Votes
51,250,982	699,416	17,623	N/A

(5)	Stockholder proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings.

For	Against	Abstain	Broker Non-Votes
21,453,771	27,727,315	18,712	2,768,223

Item 8.01	Other Events.

On October 4, 2019, the Company issued a press release announcing the election of two new directors at the Company’s 2019 Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Fourth Amended and Restated Korn Ferry 2008 Stock Incentive Plan.

Exhibit 99.1	Press Release, dated October 4, 2019.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY
(Registrant)

Date: October 4, 2019
/s/ Jonathan Kuai
(Signature)
	Name:	Jonathan Kuai
	Title:	General Counsel and Corporate Secretary